Exhibit 99.1

KCS: William H. Galligan, 816-983-1551, bgalligan@kcsouthern.com

Kansas City Southern Reports Second Quarter 2016

Second Quarter 2016 Results

•	Revenue of $569 million, a decrease of 3% from second quarter 2015.

•	Carload volumes of 537.3 thousand, unchanged from prior year.

•	Operating income of $220 million, an increase of 18% from second quarter 2015.

•	Operating ratio of 61.3%, compared with 68.1% in second quarter 2015.

•	Diluted earnings per share of $1.11, an increase of 10% compared to second quarter 2015. Adjusted diluted earnings per share of $1.22, an increase of 18% compared to second quarter 2015.

Kansas City, Mo., July 19, 2016. Kansas City Southern (KCS) (NYSE:KSU) reported second quarter 2016 revenues of $569 million, a decrease of 3% from second quarter 2015. Overall, carload volumes were unchanged compared to second quarter 2015. Excluding the estimated impacts of Mexican peso depreciation and lower U.S. fuel prices, revenue increased 2% compared to the second quarter of 2015.

Operating expenses in the second quarter were $349 million, 13% lower than 2015. Excluding the estimated impacts of Mexican peso depreciation and lower U.S. fuel prices, operating expenses decreased 7% compared to the second quarter of 2015. In the second quarter of 2016, the Company recognized a $34 million Mexican fuel excise tax credit, reflecting a benefit for the first half of 2016.

Operating income for the second quarter of 2016 was $220 million, an increase of 18% from the second quarter 2015. KCS reported a second quarter operating ratio of 61.3%, a 6.8 point improvement from second quarter 2015. Reported net income in the second quarter of 2016 totaled $120 million, or $1.11 per diluted share, compared with $112 million, or $1.01 per diluted share, in the second quarter of 2015. Excluding the impacts of foreign exchange rate fluctuations, adjusted diluted earnings per share for second quarter 2016 was $1.22, compared to $1.03 in second quarter 2015.

“On balance, we were pleased with our second quarter 2016 results, particularly with the positive volume trend experienced during late May and the entire month of June,” stated Kansas City Southern’s President and Chief Executive Patrick J. Ottensmeyer. “KCS’ carloads were up 2% in June and ended unchanged with second quarter a year ago largely due to continued good performance in our Chemical & Petroleum and Agriculture & Minerals business units and a strengthening in our Automotive business late in the quarter.

“Our service was affected for the second consecutive quarter by the impact of flooding in the Houston, Texas area, which resulted in a three-week shut-down of a bridge on the route KCS utilizes for its cross-border traffic. While bridge repairs were being made, KCS had to detour considerable traffic onto other carriers’ routes. Again, we thank our railroad partners for their cooperation, as well as commend KCS transportation personnel for their efforts in keeping our service mostly fluid in the face of significant challenges.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended June 30, 2016
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$173.8	$53.3	$120.5	$1.11
Adjustments for:
Foreign exchange loss	24.0	7.2	16.8	0.16
Foreign exchange component of income taxes	—	5.3	(5.3)	(0.05)
Adjusted	$197.8	$65.8	132.0
Less: Noncontrolling interest			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$131.6	$1.22

	Three Months Ended June 30, 2015
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$162.4	$50.2	$112.2	$1.01
Adjustments for:
Foreign exchange loss	10.5	3.2	7.3	0.07
Foreign exchange component of income taxes	—	5.4	(5.4)	(0.05)
Adjusted	$172.9	$58.8	114.1
Less: Noncontrolling interest			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$113.7	$1.03

GAAP Reconciliations (continued)
($ in millions)

Revenue Change Excluding Estimated Foreign Exchange
and U.S. Fuel Price Impacts
		Change %
Reported revenues for the three months ended June 30, 2016	$568.5
Reported revenues for the three months ended June 30, 2015	585.8
Revenue change	(17.3)	(3%)

Estimated foreign exchange impact	16.5
Estimated U.S. fuel price impact	11.3
Revenue change excluding foreign exchange and U.S. fuel price
impacts - see (b) below	$10.5	2%

Operating Expense Change Excluding Estimated
Foreign Exchange and U.S. Fuel Price Impacts
		Change %
Reported operating expenses for the three months ended June 30, 2016	$348.6
Reported operating expenses for the three months ended June 30, 2015	399.0
Operating expense change	(50.4)	(13%)

Estimated foreign exchange impact	16.5
Estimated U.S. fuel price impact	7.1
Operating expense change excluding foreign exchange and
U.S. fuel price impacts - see (b) below	$(26.8)	(7%)

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

(b)
The Company believes revenue and operating expense changes excluding foreign exchange and U.S. fuel price impacts are meaningful measures as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impacts of fluctuations in foreign currency exchange rates and U.S. fuel price by holding these rates constant between the reporting periods.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is KCSR, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$568.5	$585.8	$1,131.2	$1,188.9
Operating expenses:
Compensation and benefits	109.0	108.0	219.1	225.6
Purchased services	53.7	57.0	104.6	115.1
Fuel	61.6	77.5	118.4	158.5
Mexican fuel excise tax credit	(34.0)	—	(34.0)	—
Equipment costs	27.2	29.9	53.9	59.0
Depreciation and amortization	75.7	70.8	150.0	139.3
Materials and other	55.4	55.8	111.4	116.8
Lease termination costs	—	—	—	9.6
Total operating expenses	348.6	399.0	723.4	823.9
Operating income	219.9	186.8	407.8	365.0
Equity in net earnings of affiliates	3.0	5.0	6.9	9.4
Interest expense	(24.4)	(17.7)	(48.0)	(36.3)
Foreign exchange loss	(24.0)	(10.5)	(27.5)	(22.1)
Other expense, net	(0.7)	(1.2)	(0.5)	(2.0)
Income before income taxes	173.8	162.4	338.7	314.0
Income tax expense	53.3	50.2	110.1	100.6
Net income	120.5	112.2	228.6	213.4
Less: Net income attributable to noncontrolling interest	0.4	0.4	0.7	0.8
Net income attributable to Kansas City Southern and subsidiaries	120.1	111.8	227.9	212.6
Preferred stock dividends	—	—	0.1	0.1
Net income available to common stockholders	$120.1	$111.8	$227.8	$212.5

Earnings per share:
Basic earnings per share	$1.12	$1.01	$2.11	$1.93
Diluted earnings per share	$1.11	$1.01	$2.11	$1.92

Average shares outstanding (in thousands):
Basic	107,720	110,334	107,891	110,322
Potentially dilutive common shares	187	181	203	200
Diluted	107,907	110,515	108,094	110,522

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Second Quarter 2016 and 2015

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Second Quarter		%	Second Quarter		%	Second Quarter		%
	2016	2015	Change	2016	2015	Change	2016	2015	Change

Chemical & Petroleum
Chemicals	$50.6	$53.8	(6%)	27.2	28.6	(5%)	$1,860	$1,881	(1%)
Petroleum	40.3	32.8	23%	22.7	17.9	27%	1,775	1,832	(3%)
Plastics	31.5	29.4	7%	17.8	16.3	9%	1,770	1,804	(2%)
Total	122.4	116.0	6%	67.7	62.8	8%	1,808	1,847	(2%)

Industrial & Consumer Products
Forest Products	60.4	67.5	(11%)	28.7	32.5	(12%)	2,105	2,077	1%
Metals & Scrap	52.2	57.5	(9%)	30.8	31.3	(2%)	1,695	1,837	(8%)
Other	23.5	19.6	20%	19.8	19.0	4%	1,187	1,032	15%
Total	136.1	144.6	(6%)	79.3	82.8	(4%)	1,716	1,746	(2%)

Agriculture & Minerals
Grain	65.2	59.0	11%	37.5	34.6	8%	1,739	1,705	2%
Food Products	38.3	32.3	19%	17.8	14.6	22%	2,152	2,212	(3%)
Ores & Minerals	4.7	6.5	(28%)	5.5	6.8	(19%)	855	956	(11%)
Stone, Clay & Glass	6.9	6.7	3%	3.2	2.9	10%	2,156	2,310	(7%)
Total	115.1	104.5	10%	64.0	58.9	9%	1,798	1,774	1%

Energy
Utility Coal	19.3	17.6	10%	26.2	26.4	(1%)	737	667	10%
Coal & Petroleum Coke	9.0	10.5	(14%)	15.2	15.1	1%	592	695	(15%)
Frac Sand	5.8	8.7	(33%)	4.5	5.6	(20%)	1,289	1,554	(17%)
Crude Oil	3.1	7.4	(58%)	3.5	4.8	(27%)	886	1,542	(43%)
Total	37.2	44.2	(16%)	49.4	51.9	(5%)	753	852	(12%)

Intermodal	91.4	97.9	(7%)	246.2	250.0	(2%)	371	392	(5%)

Automotive	44.6	55.0	(19%)	30.7	30.8	—	1,453	1,786	(19%)

TOTAL FOR COMMODITY GROUPS	546.8	562.2	(3%)	537.3	537.2	—	$1,018	$1,047	(3%)

Other Revenue	21.7	23.6	(8%)

TOTAL	$568.5	$585.8	(3%)

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date June 30, 2016 and 2015

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2016	2015	Change	2016	2015	Change	2016	2015	Change

Chemical & Petroleum
Chemicals	$100.9	$106.8	(6%)	53.6	57.8	(7%)	$1,882	$1,848	2%
Petroleum	75.3	65.8	14%	42.8	35.3	21%	1,759	1,864	(6%)
Plastics	63.5	58.2	9%	35.6	31.9	12%	1,784	1,824	(2%)
Total	239.7	230.8	4%	132.0	125.0	6%	1,816	1,846	(2%)

Industrial & Consumer Products
Forest Products	125.2	136.0	(8%)	59.2	64.9	(9%)	2,115	2,096	1%
Metals & Scrap	106.5	118.0	(10%)	63.5	62.6	1%	1,677	1,885	(11%)
Other	45.8	36.6	25%	38.5	36.4	6%	1,190	1,005	18%
Total	277.5	290.6	(5%)	161.2	163.9	(2%)	1,721	1,773	(3%)

Agriculture & Minerals
Grain	128.4	113.7	13%	72.7	65.4	11%	1,766	1,739	2%
Food Products	73.2	69.3	6%	33.5	30.8	9%	2,185	2,250	(3%)
Ores & Minerals	9.3	13.5	(31%)	10.3	13.6	(24%)	903	993	(9%)
Stone, Clay & Glass	14.2	13.6	4%	6.4	5.9	8%	2,219	2,305	(4%)
Total	225.1	210.1	7%	122.9	115.7	6%	1,832	1,816	1%

Energy
Utility Coal	42.1	53.7	(22%)	58.0	67.3	(14%)	726	798	(9%)
Coal & Petroleum Coke	17.2	20.3	(15%)	29.3	28.7	2%	587	707	(17%)
Frac Sand	10.9	23.2	(53%)	9.0	13.3	(32%)	1,211	1,744	(31%)
Crude Oil	9.0	13.6	(34%)	8.3	8.4	(1%)	1,084	1,619	(33%)
Total	79.2	110.8	(29%)	104.6	117.7	(11%)	757	941	(20%)

Intermodal	176.5	192.9	(9%)	471.4	493.3	(4%)	374	391	(4%)

Automotive	85.6	109.4	(22%)	57.9	61.8	(6%)	1,478	1,770	(16%)

TOTAL FOR COMMODITY GROUPS	1,083.6	1,144.6	(5%)	1,050.0	1,077.4	(3%)	$1,032	$1,062	(3%)

Other Revenue	47.6	44.3	7%

TOTAL	$1,131.2	$1,188.9	(5%)